[Letterhead of Magic Fingers Incorporated}




     Employment Agreement, between Magic Fingers, Inc. (the "Company") currently located at 1509 Southeast Second Court, Fort Lauderdale, FL 33301 and Gordon Scott Venters ("Employee").

     1. Content. For good consideration, the Company employees the Employee on the following terms and conditions:

     2. Term of Employment. Subject to the provisions for termination set forth below this agreement will begin on, October 1, 1997. This agreement and Employee's employment shall continue for a period of three years, after which time said employment shall cease or be extendded or be amended by the Company based on performance.

     3. Base Salary. (a) As compensation for the services rendered by Employee under this agreement, as a gross salary and prior to any deductions or withboldings, Employee will be paid a salary of $75,000 for the first year, $100,000 for the second year and $133,000 for the third year, for the services of the Employee, payable at weekly payroll periods-

         (b) The Company agrees that in the event the base salary cannot be paid in full due to decreased cash flow, it will be carried forward and accrued without interest for the full face and term of the agreement.

         (c) The Company further agrees that at the sole discretion of the Employee, the accrued unpaid salary can be paid in the Companies Capital Stock. Employee reserves the right for payment in Rule 144, Rule 701, S-8, and / or Registered "Free Trading" shares, as permitted by Law, at the current Bid price at the time of execution. Employee may make request not more than one time per Quarter per Calendar year.

     4. Employee Stock Option Plan (ESOP). (a) Employee reserves the right to purchase 500,000 shares of the Companies common shares at par value ($0.0001) at any time during this agreement and an additional 125,000 during the second and third years respectfully. These shares shall be issued pursuant to the provisions of Rule 144D, Employee will receive, the option to purchase an additional 500,000 common shares at par value ($0.0001) upon the arrangement of financing for the motion picture currently entitled "Liberty City".


         (b) The Company further agees that upon doing a Secondary Offering, S-1 or otherwise, the Company agrees to register twenty percent (20%) of the above mentioned shares, if permitted by Law at that time, in said Offering.

     5. Duties and Position. The Company hires the Employee in the capacity of President and Chief Executive Officer of the Company. The Employee's duties may be reasonably modified at the Company's discretion from time to time.

     6. Employee to Devote Full Time to Company. Employee agrees to devote all of his time, attention and energy to the performance of Employee's duties pursuant to this Agreement, and shall perform


          1509 Southeast Second Court * Fort Lauderdale, Florida 33301
                            954-764-0579 (phone/fax)


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in  any  other  business   provided  those  investments  do  no  require  active
involvement in the operation of said companies.

     7. Confidentiality of Proprietary Information. (a) Employee agrees, during the term of this employement, not to reveal confidential information or trade secrets to any peerson, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same or from rendering any service to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injuction is not exclusive and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.


     (b) All records of the accounts of Company of any nature, whether existing at the time of Employee's employment, procured through the efforts, of Employee, or obtained by Employee from any other source, and whether prepared by employee or othewise, shall be the exclusive property of Company regardless of who actually purchased the original book, record or magnetic storage unit on witch such information is recorded, are and shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstance whatsoever without the prior written consent of Company

     (c) All such books and records shall be immediately returned to Company by Employee on any termination of employment, whether or not any dispute exists bretween Conipariy and Employee at, regarding, an/or following the termination of employee.

     8. Adberence to Rules. Employee at all times during, the performernce of this Agreement shall directly adhere to and obey all the rules and regulations now in effect or as subsequently modified or erected by Company, governing the conduct of employees of Company.

     9. Vacation. Employee shall be entitled to paid vacation for 2 week's) per year during the first year of employment, and all 4 week's per year for each subsequent year. Although vacations will be granted at times requested by Employee. Company reserves the right to determine or approve the vacation time in order to ensure the efficient and orderly operation of the business. Employee is expected to use all vacation time in the year such vacation time is earned and Employee shall not be able to accrue any vacation time in any year until the vacation time for the prior year has been fully used,

     10. Group Health Insurance. As further compensation Employee is entitled to participate, to the extent available to other employees of Company and under terms afforded to other employees of Company, in and to any group health insure provided by Company to such other employees

     11. Reimbursement of Expenses. The Employee may incur reasonable expenses@ for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, accompanied by the original receipts for each item.

     12. Disability. if Employee cannot perform the duties because of illness or incapacity for a period of more than two weeks, the compensation otherwise due during said illness or incapacity will be reduced by fifty (50) percent. The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over three months, the

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Company may terminate the Employee's  employment,  and the Company's obligations under this agreement will cease on that date.

     13. Death Benefit. Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month or fourteen (14) days, which ever is greater, in whlich death occurred. Further more the Company shall make availabie to the estate any stock options or compensation which would have been available to the employee througb the time as stated above.

     14. Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or way become, a party either during or after employment.

     15. Effect of Prior Agreements. This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement

     16. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction. Only in the event that the dispute cannot be heard by Arbitration with in ten busiaess days may either party elect to have the dispute heard in a Legal venue.


     17. Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

     18. Severability. If, for any reason, any provision of this agreement is held invalid all other provisions of this agreement shall remain in effect. If this agreement is held iavalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

     19. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

     20. Oral Modifications Not Binding. (a) This instrument is the entire agreement of the Coinpany and the Employee, Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     (b) Any notices to be given by either parry to the other may be effected either by personal delivery in writing or by mail, registered and certified postage prepaid with return rececipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of Company.

     21. Law Governing. This agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.


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     22. Attorney's Fee's and Costs. If any legal action is necessary or brought in any court or arbitration proceeding to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, Coots, and necessary expenses, in sedition to any other relief to which such party may be entitled. This provision shall be construed as applicable to entire contract.


     23. Obligations to Third Parties. Employee warrants and represents that Employee as the ability to enter into this Agreement, that entering into and perfoming under this Agreement, will not violate Emloyee's agreement with any third party, and that there exist no restrictions or obligations to any third Parties which will restrict Employee's performance of duties under this Agreement.



Signed this 1O day of  October, 1997.

Employee:


/s/Gordon Scott Venters
------------------------
Gordon Scott Venters


Witnesses:                               Company Representative's:



/s/J.M. Venters                          /s/Elizabeth Rogers
----------------                        ------------------------
                                         Elizabeth Rogers, VP/Director

/s/ E. Rogers                            /s/ J.M. Venters
----------------                        ------------------------
                                         John M. Venters, Director


                                        /s/ via fax - attached
                                        -------------------------
                                         Todd Nugent, Director



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